SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street
Warren, Pennsylvania	16365

(Address of principal executive office)	(Zip code)
Registrant’s telephone number, including area code: (814) 726-2140

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02	Results of Operations and Financial Condition

On April 21, 2010, Northwest Bancshares, Inc. issued an earnings release for the quarter March 31, 2010. A copy of the release is included as exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.
Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 21, 2010. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 22, 2010. The final results of the shareholder votes are as follows:

Proposal 1 — Election of Directors

			Broker
	For	Withheld	Non-Votes
Robert G. Ferrier	77,956,441	995,000	15,411,100
Richard E. McDowell	78,307,323	644,118	15,411,100
Joseph F. Long	77,375,557	1,575,884	15,411,100
John P. Meegan	78,328,654	622,787	15,411,100
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Shareholders approved the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

For	93,222,506
Against	967,398
Abstain	172,637
Broker non-votes	0
Item 8.01	Other Events.

On April 21, 2010, the Registrant held its annual shareholders’ meeting. The slide presentation made to shareholders is attached as exhibit 99.2.
Item 9.01	Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated April 21, 2010

99.2	Slide presentation made to shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.
DATE: April 22, 2010	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer